PROXY CARD                                                   TOTAL RETURN PORTFOLIO                                PROXY CARD
                                                  A SERIES OF PANORAMA SERIES FUND, INC.

                                  PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 26, 2002

The  undersigned  indirect  shareholder of the  above-named  Portfolio,  revoking prior proxies,  hereby directs the above named  Insurance
Company and  Affiliated  Insurance  Companies (the  "Insurance  Company") to appoint  Robert Zack,  Brian Wixted,  Kathleen Ives, and Scott
Farrar, and each of them, as attorneys-in-fact and proxies of the Insurance Company,  with full power of substitution,  to vote shares held in the name of the  Insurance  Company for the  undersigned  on the record  date at the Special  Meeting of  Shareholders  of Total  Return
Portfolio (the  "Portfolio")  OF PANORAMA SERIES FUND, INC. to be held at 6803 South Tucson Way,  Englewood,  Colorado,  80112, on June 26,
2002, at 1:00 P. M. Mountain time, or at any adjournment  thereof,  upon the proposals  described in the Notice of Meeting and accompanying
Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the  Portfolio's  Board of DIRECTORS,  and all proposals  (set forth on the reverse side of this proxy card) have been proposed by the Board of DIRECTORS.  When properly  executed,  this proxy will be voted as indicated on the reverse side or
"FOR" a proposal if no choice is indicated.  The proxy will be voted in accordance  with the proxy  holders' best judgement as to any other matters.
                                                                          VOTE VIA THE TELEPHONE:  1-800-597-7836
                                                                          CONTROL NUMBER:  999  9999  9999  999

         PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

1.  To elect a Board of Directors:

     01  James C. Swain             02  John V. Murphy                 03  William L. Armstrong
     04  Robert G. Avis             05  George C. Bowen       06  Edward L. Cameron
     07  Jon S. Fossel              08  Sam Freedman          09  C. Howard Kast
     10  Robert M. Kirchner                 11  F. William Marshall, Jr.

     If you do not wish your shares  voted "FOR" a particular  nominee,  mark the "For All Except" box and write the  nominee's  number on the line provided below.  Your shares will be voted for the remaining nominee(s).

1.       To approve the elimination or amendment of certain fundamental investment policies of the Portfolio:
A.       Senior Securities
B.       Industry Concentration
C.       Investing in a Company for the purpose of Acquiring Control
D.       Investing in other Investment Companies
E.       Investing in Oil, Gas or other Mineral Exploration or Development Programs, Real Estate and Commodities
F.       Purchasing Securities on Margin and Making Short Sales
G.       Writing, Purchasing or Selling Puts, Calls or Combinations thereof
H.       Investing in Securities of Foreign Issuers
I.       Borrowing
J.       Pledging, Mortgaging or Hypothecating Assets
K.       Lending
L.       Diversification

(revised version)
FOR               AGAINST              FOR  ALL
   ALL                     ALL                    EXCEPT

                                    1.

   FOR            AGAINST     ABSTAIN
                                    2. A
                                    2. B
                                    2. C
                                    2. D
                                    2. E
                                    2. F
                                    2. G
                                    2. H
                                    2. I

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: